                                                              EXHIBIT 10(XXII)



November 11, 1996


MADEIRA INTEX, S.A. INT'L EXPORTS
Mr. Ignatius "Eddy" Zapheirius Theodorou, Chairman of the Board
101, 3rd Septemvriou
Athens, 104 34, Greece

RE:  EQUITORIAL RESOURCES

Dear Eddy:

         This letter will confirm our understanding with respect to the contribution, to Equitorial Resources, a British Virgin Islands Corporation, of certain assets, materials and resources described in your Joint Venture Agreement, dated June 29, 1984 (copy attached), with Companhia Agropecuaria Do Rio Jabuti (Jonasa group) and ancillary related agreements. Equitorial Resources will be a partially-owned subsidiary of Nevada Manhattan Mining, Inc. (NVMH).

         It is our mutual intent to develop and exploit the timber and other concessions outlined in the above-mentioned agreement under the newly formed Equitorial Resources. We may jointly elect to contribute additional properties to Equitorial Resources which may become available.

         It is agreed that Messrs. Christopher Michaels ("CM"), Jeffrey Kramer ("JK") and Ignatius Z. Theodorou ("IT") will be designated "key men" to this agreement with the understanding that the conveyance of any assets under your agreement, dated June 29, 1984, as described above, to Equitorial

Page 2
November 9, 1996

Resources will be subject to CM, JK and IT's position with Equitorial Resources being confirmed and maintained to our mutual agreement. It is also understood that CM and JK's current position with NVMH will also be subject to this "key man" clause.

         Each party signing this document warrants that he has the full power and authority to execute same on behalf of his respective corporation(s).

         Please execute where provided below.

Accepted and Agreed:


/s/                                    /s/
Ignatius Z. Theodorou                  Christopher D. Michaels
for Madeira Intex S.A. &               for NVMH and Equitorial Resources
Equitorial Resources

/s/
Jeffrey S. Kramer
for NVMH & Equitorial Resources

                                  JOINT VENTURE

This agreement is made on June 29, 1984, between the first party "MADEIRA INTEX S.A. INTERNATIONAL EXPORTS" a company duly formed legalized and constituted in accordance to the laws of the Greek Democratic Republic, having its registered Head Office in Athens, Greece at 101, 3rd Septembriou St. duly represented by Mr. Ignatius Zapheirius Theodorou, Chairman of the Board and Mr. Carlos Gomes da Rocha, Director, hereinafter called "MADEIRA INTEX", and the second party "COMPANHIA AGROPECUARIA DO RIO JABUTI" (Jonasa Group), a company duly formed legalized and constituted in accordance to the laws of the Federative Republic of Brazil registered under CGC / MF - 055.11399/0001-99, having its registered Head Office at Rua Professor Nelson Ribeiro, 161, Belem, Brazil duly represented by Mr. Francisco Joaquim Fonseca, Director President and Mr. Roberto Seixas Simoes, Administrative Director, hereinafter called "JONASA".

WHEREAS the party JONASA is the legal owner of an agricultural area in the amount of 100.000 hectare in the State of Para, located in the Amazon Forest.

WHEREAS the party JONASA has a legal permission to extract in his own property
13.000.000 m3 cubic meters of lumber. The said permission is issued by the Brazilian authorities and allows the exports of lumber in logs and sawn lumber of restricted species.

WHEREAS the party MADEIRA INTEX has the means and ways to provide JONASA expertise know how, for extraction of forestry products, to protect, preserve, to ship, to manufacture wood products, to market, and sell the said products, as well as own ports facilities for storage abroad.

WHEREAS MADEIRA INTEX will financially help JONASA to extract these species permitted, protect, preserve, inspect, and ship them, accordingly to the internationally accepted practices for logs or sawn lumber commercialization.

WHEREAS both parties mutually agreed to form this Joint Venture for their common interest, under following terms and conditions:

ARTICLE 1 (DEFINITIONS)

1.1  The following definitions are applicable to this Agreement.

Agreement -                Is the set of articles of terms and conditions
                           agreed upon with the common will between the parties.

Lumber    -                Is the basic raw material in logs from the Amazon
                           Forests of Brazil supplied by the Seller to be purchased by the Buyer.

m3        -                Is the amount of lumber as measured by the
                           geometrical method of measuring lumber in Brazil.

cm        -                Is centimeter.

Year      -                Is the period of 12 months which starts in January
                           1st and ends December 31st.

U.S.$     -                Is the United States Dollars.

ETA       -                Is the estimated time of arrival of vessel.

Lay days  -                Is the period of time from the arrival of vessel
                           until the completion of loading.

F.O.B.    -                Is the term of sale of lumber and means that lumber
                           is stowed and lushed at Sellers risk and account.

Depot     -                Designated areas where lumber is collected in order
                           to inspect and transport to loading ports.

A.T.I.B.T.-                Is the Association Technique International des Bois
                           Tropicaux.

ARTICLE 2 (PURPOSE)

The purpose of this agreement is that JONASA will provide the exclusive concessions to MADEIRA INTEX for extracting and marketing the amount of m3's licensed by the Brazilian authorities for export. MADEIRA INTEX will provide finance for the management and marketing of species permitted and located on JONASA's own property. As well as assuming the responsibility for management of cutting, preserving, protect, inspect and ship according to international rules of A.T.I.B.T.

ARTICLE 3 (DOCUMENTATION)

All documents listed below are an integrant part of the agreement.

3.1.     Annex I and II list of Species.

3.2. Annex III copy of A.T.I.B.T. rules of classification of log issued by the Association Technique des Bois Tropicaux.

3.3. Annex IV Extract of the meeting of the Board of Directors of MADEIRA INTEX S.A. authorizing the signature of the agreement with Seller.

3.4. Copies of authorization by the Seller for the signature of this agreement with the Buyer Annex V.

3.5.     Annex VI copy of shipping and loading terms F.O.B. MADEIRA INTEX terms)

3.6. Annex VII copy of the Resolution permitting the exports of lumber in logs from CACEX - Brazil.

3.7. Annex VIII copy of the rules for the preservation of the log during transit period, under MADEIRA INTEX management and responsibility.

ARTICLE 4 (DURATION)

This agreement is set for the period needed to extract 13.000.000 m3 from an area of 100.000 hectares. At that time MADEIRA INTEX will provide expert know how and finance to replant the whole are which has been cut, under their management with mutual agreement.

ARTICLE 5 (OBLIGATIONS OF JONASA)

5.1. The obligation of JONASA is to submit evidence of deed of property, and export license from the proper authorities for log export.

5.2. Cost estimative for extraction including, labor cost, transportation, cutting equipment, communication equipment and housing and offices for 5-10 persons.

5.3.     Working permits for 5-10 expertise in forestry.

5.4. To provide labor hands, transportation, cutting equipment, offices and houses.

5.5.     To obey all ecological laws of the country.

5.6. The obligation of JONASA is to assist this Joint Venture in a true commercial partnership.

ARTICLE 6 (OBLIGATION OF MADEIRA INTEX)

6.1. To provide finance for labor hands, for transportation, and cutting equipment for 5-10 expertise, telecommunication equipment with the MADEIRA's expertise approval.

6.2. All equipment will be on a leasing basis. Always with the approval of MADEIRA INTEX experts.

6.3. To purchase all lumber to be cut in the amount of 13.000.000 m3 approximately.

6.4. Payment for purchase will be Letter of Credit payable on sight upon presentation of necessary documents and approved by MADEIRA INTEX expert, which will be expressed in the L/C.

6.5. Provide irrevocable, revolving, transferable, Letter of Credit covering the minimum amount of 60.000 m3 for the agreed U.S.$90 per cubic meter on F.O.B. basis (Incoterms 1980), and revolving automatically for each shipment MADEIRA INTEX purchased.

6.6. Letter of Credit to provide advance payment for cutting, preservation, and stevedoring costs for each shipment, payable with the approval of MADEIRA INTEX expert.

6.7. MADEIRA INTEX to be sole responsible for, quantity, quality inspection, preservation, protection and shipping under the A.T.I.B.T. rules and MADEIRA INTEX experts management.

6.8. MADEIRA INTEX is the sole responsible for supervising loading of the vessel under F.O.B. Incoterms 1980, and to ship logs to any port in the world.

ARTICLE 7 (QUANTITIES)

The minimum quantity to be purchased by MADEIRA INTEX is 60.000 m3 (cbm) per year.

ARTICLE 8 (PRICES AND VALUE OF THE AGREEMENT)

8.1. The basic total estimated value of this agreement per year is U.S.$5,400,000.00 (Five million four hundred thousand dollars).

8.2. MADEIRA INTEX shall pay and JONASA shall accept payment for the lumber sold and purchased according to Article 6.5. herefore at the following prices:

         8.2.1. A)  Merchantable quality U.S. $90 per cubic meter of lumber in logs.

                B) Fair average quality U.S. $80 per cubic meter of lumber in logs.

                C)  Second quality...... U.S. $67 per cubic meter of lumber in logs.

                    Above prices applicable for the species indicated in Annex I
                    - List A.

ARTICLE 9 (PRICE REVISIONS)

9.1. Applicable prices are to be revised annually for article 8.2. (Prices and value of the agreement). The revisions are calculated by JONASA and notifications is given for the revision to take place to MADEIRA INTEX at the same time as the establishment of the shipment schedules, 90 days prior to the beginning of the next year and to be in force for the duration of the next year after the approval of MADEIRA INTEX expert.

9.2. The first revision of prices will take place and will apply for the year of 1986.

9.3. The revised prices would be calculated according to the arithmetical average price increase or decrease of the usual international price variations for same or similar tropical lumber from West Africa, Central America and Far East originally taken collectively and applied uniformly.

         Example:          a)       Average annual price increase for the
                           5 species with largest exports (in amount
                           of U.S.$) from West Africa say is............... +15%

                           b)       Average annual price increase for the
                           5 species with largest exports (in amount
                           of U.S.$) from Central America say is...........  +8%

                           c)       Average annual price increase for the
                           5 species with largest exports (in amount
                           of U.S.$) from Far East say is.................. +10%
                                                                            ----
                                                                    Total   +30%

                           We calculate 33 : 3 = 11%
                           So the prices for each category will be increase by 11%.

ARTICLE 10 (IMPOSSIBILITY OF PERFORMANCE)

10.1. In case that it becomes impossible to effect the exportation of lumber in logs in whole or for some species due to official regulations barring such exportation issued by the Government and such regulations requires and permits all lumber to be exported as sawn wood. JONASA must fulfill his obligation hereunder in sawn wood proportional to the amount of lumber in logs agreed upon hereunder and at the prices that are derived by converting logs locally to sawn wood, such prices and conditions to be agreed at the time of occurrence of such event to assure the mutual interest of the parties.

10.2. The new agreement that will have to be reached in this case shall conform at all respect with the present agreement taking into account the conditions that prevail at the moment regarding only prices.

ARTICLE 11 (FORCE MAJEURE)

11.1. No default shall result in case the non-performance is due Force Majeure, defined as such the necessary event, the effect of which are unavoidable and unpredictable. Force Mejeure shall include natural catastrophes, wars, major strikes and riots, acts of God, etc. It also would be considered Force Majeure, to the extent in which barge or ship transportation are on strike, the events held to the Force Majeure under the pertinent charter parties.


11.2. Once a Force Majeure event occurred, the party intending to allege it must notify the other in writing, no later than two days after the moment the effect of the Force Majeure have begun to be felt.

11.3. In case a Force Majeure event lasts for more than six months, the parties shall meet to ascertain the way to solve the problem; if after sixty days from the one hundred and eightieth day of the event no new agreement is reached, either party has the right to notify the other party of the termination of this agreement, which termination shall be in force form time of the receipt of the notification. No party shall be held in default by reason of such termination.

ARTICLE 12 (TERMINATION)

This agreement is to be held terminated:

12.1.    In whole or in part by mutual agreement.

12.2.    As indicated in Article 11 (Force Majeure).

12.3.    As indicated in Article 4 (Duration).

12.4. By the demand of bankruptcy or receivership of any one party or for any equivalent remedy under the pertinent law enable the other party to terminate this agreement by means of notifications stating such intent. In this case the agreement would be terminated s from the date of the receipt of the notifications.

12.4. The parties agreed that the termination of this agreement should be sought after as a last resort and in cases of disputes or doubts arising during the executions of this agreement they will try to resolve differences by mutual consultations and negotiations in good will and spirit.

ARTICLE 13 (ASSIGNMENT)

Assignment of this agreement or of any benefit issuing herefrom shall only be effected after the other party's authorization. All authorized assignees shall be held to have accepted all terms and conditions hereof, specially the assignor's obligations. Giving this Agreement in pledge or guarantee of any obligations shall be contingent to the other party's authorization, which shall not be unreasonably withheld.

ARTICLE 14 (ALTERNATIONS TO AGREEMENT)

All alteration to this agreement which may be necessary to be done for corrections or better functions will always be effected by additional addendums.

ARTICLE 15 (ARBITRATION)

15.1 The disputes arising from defaults and non-performance of this agreement and for any other reason should be decided by arbitration under the International Chamber of the Commerce, Geneva - Switzerland Rules.

15.2.    This agreement will be in force during the arbitration time span.

15.3. The cost of arbitration shall be born by the party in default or by the party that causes the arbitration proceedings.

ARTICLE 16 (COURTS OF JURISDICTION)

In the interpretation of this agreement the laws of the State of California, United States of America and Rio de Janeiro, Brazil shall apply. (British law is also acceptable.)

101, 3rd Septemvriou St.,
Athens - Greece

-JOAQUIM FONSECA NAVEGACAO, INDUSTRIA E COMERCIO S.A.
 Rua Professor Nelson Ribeiro no 161
 Belem - Brazil

17.3. The parties shall act in all circumstances in an adequate business like manner in such a way to protect the mutual interest.

17.4. The date of execution hereof is the day in which both parties sign this agreement or, in case it is signed in different days, the day of receipt of a notification stating that the signing was completed by the last signing party.

17.5. This agreement will be considered as being in force with full implementation of each and all terms and conditions described henceforth when the first shipment of logs is loaded.

17.6. The waiver of any obligations hereunder shall not be understood as extending to any other obligation or to the same obligation at any other occasion, nor shall it be interpreted as a tacit alteration hereof.

17.7. One copy of this agreement shall be notarized by each party in accordance with the law of his respective country. The notarized copies shall be exchanged between the two parties.

This agreement existing in six (6) original copies in the English language is signed by the authorized representatives of each party in the presence of the witnesses this 29th day of June in the year of 1984 each party taking three (3) original copies of the Agreement.


FOR COMPANHIA AGROPECUARIA DO RIO JABUTI




----------------------------------------
Francisco Joaquim Fonseca
President Director

/s/
Roberto Seixas Simoes
Administrative Director


FOR MADEIRA INTEX S.A. INTERNATIONAL EXPORTS


/s/
Ignatius Zapheirius Theodorou
Chairman of the Board


/s/
Carlos Gomes da Rocha
Director



WITNESSES:

1. /s/

2. /s/

                                     ANNEX I

SPECIES

Regional Denomination       Botanic Denomination                     Annual % ap
--------------------------------------------------------------------------------
================================================================================
FAVEIRO                     Pterodon Pubescens                           10%
--------------------------------------------------------------------------------
MANDIOQUEIRO                Qualea Albiflora                             10%
--------------------------------------------------------------------------------
ANGELIM PEDRA               Hymenolobium Petraeum                         9%
--------------------------------------------------------------------------------
ANGELIM VERMELHO            Dinizia Excelsa                              12%
--------------------------------------------------------------------------------
TATAJUBA                    Bagassa Guianensis                           10%
--------------------------------------------------------------------------------
JATOBA                      Hymenaea Courbaril                           10%
                            Hub.
--------------------------------------------------------------------------------
PAU AMARELO                 Euxilophora Paraensis                         9%
--------------------------------------------------------------------------------
SAMAUMA                     Ceiba Petandra                                5%
                            Gaernt.
--------------------------------------------------------------------------------
ASSACU                      Hura Crepitans L.                             5%
--------------------------------------------------------------------------------
CUMARU                      Dipterix Odorata                              5%
--------------------------------------------------------------------------------
QUARUBA                     Vochysia Spp.                                 3%
--------------------------------------------------------------------------------
CEDRORANA                   Cedrelinga                                    3%
                            Catanaeformis
--------------------------------------------------------------------------------
MUIRACATIARA                Astronium Lecointei                           2%
--------------------------------------------------------------------------------
LOURO VERMELHO              Nectandra Rubra                               2%
--------------------------------------------------------------------------------
COPAIBA                     Copaifera Ducke                               1%
--------------------------------------------------------------------------------
AMESCLAO                    Protium Heptaphyllum                          2%
--------------------------------------------------------------------------------
CAJU-ASSU                   Anacardium Giganteum                          1%
--------------------------------------------------------------------------------
MOROTOTO                    Didymopanax                                   1%
                            Morototoni
================================================================================

                             TO WHOM IT MAY CONCERN

                     LETTER OF CREDENTIALS AND AUTHORIZATION

It is hereby certified that the bearer of this letter Mr. Ignatius Theodorou is the Chairman of the Board of the company MADEIRA INTEX SA, a Societe Anonyme, duly incorporated under the law of Greece.

Mr. Theodorou is duly authorized by decision of the Board of Directors of said company to act on behalf of the company and to come to agreements with regards to the supply and purchase of Brazilian Companies or individuals or Consortiums, as well as with any company or party acting on behalf or in relation to such above-mentioned parties.

Mr. Theodorou is also authorized by the same decision of the Board of Directors to act on behalf of the company and to come to agreements with regards to joint ventures, concessions for logging and any other related business transactions.

Mr. Theodorou together with Mr. Carlos Gomes da Rocha, another director of the company, are also authorized and empowered by the same decision of the Board of Directors to sign any such agreements or addendum to previous signed agreements on behalf of the company. All signed agreements are subject to ratification by the Board of Directors of the company.

This letter signed by the authorized officers of MADEIRA INTEX S.A.


/s/                                         /s/
E. Theodorou                                C. Martzouoos
Chairman                                    M. Director

                        ADDENDUM ONE TO THE JOINT VENTURE

1A) It is the understanding of both parties that the Concession suppliers obligation to MADEIRA INTEX is only limited to the ARTICLE 5 (OBLIGATIONS OF JONASA) of this Joint Venture.

1B) All other terms regarding shipping, inspection and classification has been added to this Agreement by MADEIRA INTEX for the International Commercialization of the Lumber to be extracted from the suppliers own property, since MADEIRA INTEX is responsible for sales and marketing of the said lumber.

1C) It is agreed by JONASA that the daily loading rate will be of 1.000 m3 and further shipping details to be agreed at a later date.

1D) The price revisions also to be adjusted in accordance to the local prevailing conditions whenever it's necessary. Otherwise clause 9.3 shall apply.

1E) JONASA hereby agrees to contract third parties in the area for supplying wood to MADEIRA INTEX in exclusive basis.

Belem, June 29, 1984

FOR COMPANHIA AGROPECUARIA DO RIO JABUTI


/s/
Francisco Joaquim Fonseca
President Director



/s/
Roberto Seixas Simoes
Administrative Director


FOR MADEIRA INTEX S.A. INTERNATIONAL EXPORTS


/s/
Ignatius Zaheirius Theodorou
Chairman of the Board


/s/
Carlos Gomes da Rocha
Director

                       MANAGEMENT AND MARKETING AGREEMENT

It is agreed by the two (2) parties, the first being UNITED AMAZONIAN RESOURCES LIMITED, with HEAD OFFICE at GUERNSEY, 7 New Street, Lyric House, St. Peter Port, Chanel Island, with OPERATION OFFICE at 101, Septemvriou St., Athens 10434, Greece, from now on called U.A.R. and the second part JONASA - JOA - QUIM FONSECA, NAVEGACAO, INDUSTRIA E. COMERCIO S/A., with HEAD OFFICE at Rua Professor Nelson Ribeiro, 161, Belem, State of Para, Brazil, from now on called JONASA, that further to the agreement of JOINT VENTURE signed on June 29, 1984, the two parties agreed to sign a MANAGEMENT AND MARKETING AGREEMENT, in order both parties to assure one another to maintain the obligations and conditions of the JOINT VENTURE AGREEMENT dated, June 29, 1984. Since U.A.R. and their experts have the means, conditions and qualify experts on their fields of specialty, and willing to provide JONASA with the above said service free of any charges, and with JONASA's acceptance and with the following conditions:

1. U.A.R. will provide the necessary expertise to manage all the operation of JONASA, for forestry, farming, mining, live stock, and industrial manufacturing of wood products on their own land or any other land to be purchased by JONASA.

         U.A.R. undertakes the responsibility to provide the qualify experts for all and each of the above operations, at the same time will provide the financing for each project as deems necessary, provided the JONASA will give to U.A.R. irrevocable, none transferrable, and none conditional management without any interference upon the signature of this agreement.

2. U.A.R. with their experts know-how will undertake to meet all necessary scheduling, according to the contractual obligations for each project that JONASA will assume and U.A.R. will procure on behalf of JONASA on international basis.

         U.A.R. will provide the programming scheduling for production and delivery on time, according with contracts that U.A.R. will assume on behalf of JONASA. At the same time will establish the high quality name for each product that JONASA will produce and U.A.R. will sale in the international market, through their experts know-how.

3. U.A.R. will issue through their experts the necessary certificates (QUALITY, QUANTITY, and ETC.) required by the international market, the said experts already share a respectable name in the international market as well as been accepted by various governments, assuring to maintain the appropriate high standards for the Brazilian products and respect the Brazilian Laws of Commerce.

         U.A.R. will provide JONASA quarterly with a certify accountant statements of the quantity shipment of each product, alone with all other necessary documents, to assure JONASA of the correct movements for all products and assuring therefore JONASA's correct income.

4. U.A.R. with their experts will maintain accrued records for all equipments. For each operation, regarding dates of purchase, maintenance, and parts inventory.

         In this order will assume proper use and production for the said equipment for economy and the steady flow of production.

5. U.A.R. and their experts will assure JONASA to meet all loading, shipping, and delivery dates according to the contractual obligations, and international shipping terms and conditions. Provided, that there is none interference from government, JONASA, and force majure clause as per the JOINT VENTURE AGREEMENT signed and dated, June 29, 1984 (ARTICLE II).

6. JONASA to supply as per U.A.R. experts request, at reasonable time the required personal (say 48 hours maximum), equipments (say 20 days maximum), and other reasonable requests in order to meet all terms and conditions contained in this contract. The said personal and equipment to be always JONASA's responsibilities for payment, unless other arrangements with U.A.R. have been agreed and signed previously.

7. U.A.R. will not request any payment from JONASA for the services and expertise provided by this contract. However JONASA will provide housing, transportation, communication equipments, and all necessary documents required by Brazilian Government for alien experts to be stationed in the facilities of each project. U.A.R. to train personal to be provided by JONASA, for upgrading and management positions to be assumed by them for each project that this contract is covering.

8. This contract to be valid for the period of each JOINT VENTURE AGREEMENT, U.A.R. and JONASA will cause to sign or already sign and can only be terminated as per ARTICLE 12 / (TERMINATION) of the JOINT VENTURE AGREEMENT signed and dated, June 29, 1984.

9. U.A.R. to have first refusal form JONASA for any project to be caused in the State of Para in the scope of projects covered by this contract and JONASA to have first refusal from U.A.R. for any project stated above, for the State of Para in the Federal Republic of Brazil.

It is therefore been accepted and agreed by both parties to sign this agreement here below.

                                                            Belem, July 11, 1985

For JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A.


/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR


/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR

                       ADDENDUM THREE TO THE JOINT VENTURE

According to ARTICLE 13 of the JOINT VENTURE between U.A.R. - UNITED AMAZONIAN RESOURCES LIMITED, dated, June 29, 1984, and ADDENDUM dated, July 10, 1985 it is hereby mutually agreed that all terms and conditions and addendums of the said JOINT VENTURE AGREEMENT transferred and assigned, to JONASA - JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A., with HEAD OFFICE at Rua Professor Nelson Ribeiro, 161, Belem, State of Para, Brazil.

Belem, July 11, 1985.

FOR JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A.


/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR

/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR


FOR UNITED AMAZONIAN RESOURCES LIMITED



/s/
IGNATIUS ZAPHEIRIUS THEODOROU
MANAGING DIRECTOR


/s/
CARLOS GOMES DA ROCHA
DIRECTOR


FOR COMPANHIA AGROPECUARIA DO RIO JABUTT


/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR


/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR

                                    AGREEMENT

It is hereby agreed between JONASA - JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A. with HEAD OFFICE at Rua Professor Nelson Ribeiro, 161, Belem, State of Para, Brazil, from now on called JONASA, and UNITED AMAZONIAN RESOURCES LIMITED with HEAD OFFICE at Guernsey, 7 New Street, Lyric House, St. Peter Port, Chanel Island with OPERATION OFFICE at 101, Septemvriou St. Athens 10434, Greece, from now on called U.A.R., that, the two parties will establish a JOINT VENTURE AGREEMENT with the purpose of manufacturing and packaging facilities in Belem, State of Para, Brazil.

The said facilities to engage in activities according to the MANAGEMENT AGREEMENT, signed, July 11, 1985. Further terms and conditions will be added, with this agreement both parties accept the three (3) below conditions to be the foundations of this JOINT VENTURE. The company for the JOINT VENTURE to be named UNITED AMAZONIAN RESOURCES DO BRASIL.

CONDITIONS:

1. JONASA and BRASAGUA - COMERCIO, EXPORTACAO E PARTICIPACOES LIMITADA, will establish a company according to the Laws of Brazil, in Belem, State of Para. This company will purchase the necessary land to built the said facilities as needed.

2. The said company will produce and purchase all raw materials to be manufactured as define in the MANAGEMENT AND MARKETING AGREEMENT signed, July 11, 1985.

3. U.A.R. will undertake the management of the said company, marketing, promotion, and sales world wide of all the products the said company will produce on exclusive basis.

         U.A.R. will provide all techno-economical studies for the feasibility and purchase of the necessary machinery and equipment, for the production of the said products as well as the purchase of the said equipment.

With the agreement and understanding of both parties, it is hereby signed below.

FOR JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A.

/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR

/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR

FOR UNITED AMAZONIAN RESOURCES LIMITED

/s/
IGNATIUS ZAPHEIRIUS THEODOROU                         WITNESSES:
MANAGING DIRECTOR                                     1. /s/

/s/                                                   2. /s/
CARLOS GOMES DA ROCHA
DIRECTOR

                       ADDENDUM FIVE TO THE JOINT VENTURE

         Further to the Joint Venture Agreements and all Addendas dully signed, respectively on June 19, 1984, July 10 and 11, 1985, which documents are all integrate parts of the original Agreement dated June 29, 1984.

         According to the 13th, and 14th Articles of said Agreements, and according to paragraph 4, in order to upgrade the Ecological part of said Agreement, a necessary step for the current times, it is hereby agreed, between the parties involved in said Agreement, to assign and transfer all terms and conditions of the Agreement to the First Party: AGROPECUARIA RIO JABOTI and JONASA MADEIRAS, with office address at RUA PROFESSOR NELSON RIBEIRO, 161, in the city of Belem, State of Para, Brazil, Telephone: (091) 244-4275;

         THE SECOND PARTY being EQUATORIAL RESOURCES, partially owned by and a subsidiary of NEVADA MANHATTAN MINING INC., with office address at 5038 N. Parkway Calabasas, Calabasas, California, U.S.A., with the Fax number (818) 591-4411 and Phone number (818) 591-4400.

         THEREFORE, it is here duly signed and executed by the authorized directors of the above mentioned companies on this 12th, day of November of the year 1996.

         AUTHORIZED DIRECTOR OF JONASA MADEIRAS & AGROPECUARIA RIO JABOTI


         /s/
         JOAQUIM LUIZ DA FONSECA NETO


         AUTHORIZED DIRECTOR OF EQUATORIAL RESOURCES


         /s/
         IGNATIUS Z. THEODOROU


WITNESSES

/s/
/s/

                       MANAGEMENT AND MARKETING AGREEMENT

It is agreed by the two (2) parties, the first being UNITED AMAZONIAN RESOURCES LIMITED, with HEAD OFFICE at GUERNSEY, 7 New Street, Lyric House, St. Peter Port, Chanel Island, with OPERATION OFFICE at 101, Septemvriou St., Athens 10434, Greece, from now on called U.A.R. and the second part JONASA - JOA - QUIM FONSECA, NAVEGACAO, INDUSTRIA E. COMERCIO S/A., with HEAD OFFICE at Rua Professor Nelson Ribeiro, 161, Belem, State of Para, Brazil, from now on called JONASA, that further to the agreement of JOINT VENTURE signed on June 29, 1984, the two parties agreed to sign a MANAGEMENT AND MARKETING AGREEMENT, in order both parties to assure one another to maintain the obligations and conditions of the JOINT VENTURE AGREEMENT dated, June 29, 1984. Since U.A.R. and their experts have the means, conditions and qualify experts on their fields of specialty, and willing to provide JONASA with the above said service free of any charges, and with JONASA's acceptance and with the following conditions:

1. U.A.R. will provide the necessary expertise to manage all the operation of JONASA, for forestry, farming, mining, live stock, and industrial manufacturing of wood products on their own land or any other land to be purchased by JONASA.

         U.A.R. undertakes the responsibility to provide the qualify experts for all and each of the above operations, at the same time will provide the financing for each project as deems necessary, provided the JONASA will give to U.A.R. irrevocable, none transferrable, and none conditional management without any interference upon the signature of this agreement.

2. U.A.R. with their experts know-how will undertake to meet all necessary scheduling, according to the contractual obligations for each project that JONASA will assume and U.A.R. will procure on behalf of JONASA on international basis.

         U.A.R. will provide the programming scheduling for production and delivery on time, according with contracts that U.A.R. will assume on behalf of JONASA. At the same time will establish the high quality name for each product that JONASA will produce and U.A.R. will sale in the international market, through their experts know-how.

3. U.A.R. will issue through their experts the necessary certificates (QUALITY, QUANTITY, and ETC.) required by the international market, the said experts already share a respectable name in the international market as well as been accepted by various governments, assuring to maintain the appropriate high standards for the Brazilian products and respect the Brazilian Laws of Commerce.

         U.A.R. will provide JONASA quarterly with a certify accountant statements of the quantity shipment of each product, alone with all other necessary documents, to assure JONASA of the correct movements for all products and assuring therefore JONASA's correct income.

4. U.A.R. with their experts will maintain accrued records for all equipments. For each operation, regarding dates of purchase, maintenance, and parts inventory.

         In this order will assume proper use and production for the said equipment for economy and the steady flow of production.

5. U.A.R. and their experts will assure JONASA to meet all loading, shipping, and delivery dates according to the contractual obligations, and international shipping terms and conditions. Provided, that there is none interference from government, JONASA, and force majure clause as per the JOINT VENTURE AGREEMENT signed and dated, June 29, 1984 (ARTICLE II).

6. JONASA to supply as per U.A.R. experts request, at reasonable time the required personal (say 48 hours maximum), equipments (say 20 days maximum), and other reasonable requests in order to meet all terms and conditions contained in this contract. The said personal and equipment to be always JONASA's responsibilities for payment, unless other arrangements with U.A.R. have been agreed and signed previously.

7. U.A.R. will not request any payment from JONASA for the services and expertise provided by this contract. However JONASA will provide housing, transportation, communication equipments, and all necessary documents required by Brazilian Government for alien experts to be stationed in the facilities of each project. U.A.R. to train personal to be provided by JONASA, for upgrading and management positions to be assumed by them for each project that this contract is covering.

8. This contract to be valid for the period of each JOINT VENTURE AGREEMENT, U.A.R. and JONASA will cause to sign or already sign and can only be terminated as per ARTICLE 12 / (TERMINATION) of the JOINT VENTURE AGREEMENT signed and dated, June 29, 1984.

9. U.A.R. to have first refusal form JONASA for any project to be caused in the State of Para in the scope of projects covered by this contract and JONASA to have first refusal from U.A.R. for any project stated above, for the State of Para in the Federal Republic of Brazil.

It is therefore been accepted and agreed by both parties to sign this agreement here below.

                                                            Belem, July 11, 1985

For JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A.


/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR


/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR

                       ADDENDUM THREE TO THE JOINT VENTURE

According to ARTICLE 13 of the JOINT VENTURE between U.A.R. - UNITED AMAZONIAN RESOURCES LIMITED, dated, June 29, 1984, and ADDENDUM dated, July 10, 1985 it is hereby mutually agreed that all terms and conditions and addendums of the said JOINT VENTURE AGREEMENT transferred and assigned, to JONASA - JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A., with HEAD OFFICE at Rua Professor Nelson Ribeiro, 161, Belem, State of Para, Brazil.

Belem, July 11, 1985.

FOR JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A.


/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR

/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR


FOR UNITED AMAZONIAN RESOURCES LIMITED



/s/
IGNATIUS ZAPHEIRIUS THEODOROU
MANAGING DIRECTOR


/s/
CARLOS GOMES DA ROCHA
DIRECTOR


FOR COMPANHIA AGROPECUARIA DO RIO JABUTT


/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR


/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR

                                    AGREEMENT

It is hereby agreed between JONASA - JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A. with HEAD OFFICE at Rua Professor Nelson Ribeiro, 161, Belem, State of Para, Brazil, from now on called JONASA, and UNITED AMAZONIAN RESOURCES LIMITED with HEAD OFFICE at Guernsey, 7 New Street, Lyric House, St. Peter Port, Chanel Island with OPERATION OFFICE at 101, Septemvriou St. Athens 10434, Greece, from now on called U.A.R., that, the two parties will establish a JOINT VENTURE AGREEMENT with the purpose of manufacturing and packaging facilities in Belem, State of Para, Brazil.

The said facilities to engage in activities according to the MANAGEMENT AGREEMENT, signed, July 11, 1985. Further terms and conditions will be added, with this agreement both parties accept the three (3) below conditions to be the foundations of this JOINT VENTURE. The company for the JOINT VENTURE to be named UNITED AMAZONIAN RESOURCES DO BRASIL.

CONDITIONS:

1. JONASA and BRASAGUA - COMERCIO, EXPORTACAO E PARTICIPACOES LIMITADA, will establish a company according to the Laws of Brazil, in Belem, State of Para. This company will purchase the necessary land to built the said facilities as needed.

2. The said company will produce and purchase all raw materials to be manufactured as define in the MANAGEMENT AND MARKETING AGREEMENT signed, July 11, 1985.

3. U.A.R. will undertake the management of the said company, marketing, promotion, and sales world wide of all the products the said company will produce on exclusive basis.

         U.A.R. will provide all techno-economical studies for the feasibility and purchase of the necessary machinery and equipment, for the production of the said products as well as the purchase of the said equipment.

With the agreement and understanding of both parties, it is hereby signed below.

FOR JOAQUIM FONSECA, NAVEGACAO, INDUSTRIA E COMERCIO S/A.

/s/
FRANCISCO JOAQUIM FONSECA
PRESIDENT DIRECTOR

/s/
ROBERTO SEIXAS SIMOES
ADMINISTRATIVE DIRECTOR

FOR UNITED AMAZONIAN RESOURCES LIMITED

/s/
IGNATIUS ZAPHEIRIUS THEODOROU                              WITNESSES:
MANAGING DIRECTOR                                          1.  /s/

/s/                                                        2.  /s/
CARLOS GOMES DA ROCHA
DIRECTOR

                                    AGREEMENT

This agreement is made on July 12, 1984, between the first party THYSSEN SUDAMERICA N.V. (hereinafter called TSA), a company duly formed, legalized and constituted in accordance with the laws of the Netherland Antilles, having its registered Head Office at Scharlooweg, 100, Willemstad, Curacau, Netherlands Antilles, and its operating Head Office at Av. Nilo Pecanha, 50 - Rio de Janeiro, Brazil, duly represented by Mr. Friedrich Wilhelm Heimes, President, and Mr. Wolf Peter Zeplin, Managing Director, and the second party, "MADEIRA INTEX S.A. INTERNATIONAL EXPORTS", a company duly formed, legalized and constituted under the laws of the Greek Democratic Republic, having its registered Head Office in Athens, Greece, at 101, 3rd Septemvriou St., duly represented by Mr. Ignatius Zapheirius Theodorou, Chairman of the Board, and Mr. Carlos Gomes da Rocha, Director, hereinafter called "MADEIRA INTEX".

The parties jointly agree to the following:

CLAUSE I

"MADEIRA INTEX" has signed with Brazilian forest landowners exclusive forest concession rights to extract, preserve, inspect, ship and market wood in logs, sawn lumber and all byproducts derived from such wood, such as vegetal charcoal, brickets, etc.

"MADEIRA INTEX" has been assured by the concessionaires of the existence of valid export permits issued by the Brazilian government authorities for wood in logs for all species within their concessions.

CLAUSE II

TSA is interested to commercialize Brazilian wood in logs and all wood byproducts mentioned in Clause I, produced by "MADEIRA INTEX", in the Far East Region, especially in Japan, South Korean, Taiwan, Singapore, Philippines, etc.

TSA will commercialize the Brazilian wood logs and byproducts in this region through offices belonging to the Thyssen Group of Companies.

CLAUSE III

"MADEIRA INTEX" agrees to sell exclusively through TSA all wood logs, sawn lumber and byproducts into the markets mentioned in Clause II.

CLAUSE IV

TSA agrees to buy exclusively from "MADEIRA INTEX" all wood logs, sawn lumber and byproducts for sale in the market areas mentioned in Clause II.

CLAUSE V

"MADEIRA INTEX" and TSA will market the wood in logs and the sawn lumber under A.T.I.B.T. rules, which are internationally accepted.

CLAUSE VI

"MADEIRA INTEX" will sell the product to TSA under the following conditions:

6.1. Price:                   To be expressed in US Dollars per CBM (m3) and to
                              be fixed on a quarterly basis. Prices to be established on FOB or CIF, liner term basis by common agreement.

6.2. Loading/Discharge        Should TSA buy on FOB basis, loading rate in

         Rates: port of Belem to be minimum 1.500 m3/ Discharge rate at port of destination to be minimum 1.500 m3/day.

6.3. Quality:                 According to A.T.I.B.T. rules, min. diameter .50
                              m., max. length 5.

6.4. Type of Wood:            As per Annex I.

6.5. Quantity:                Minimum guaranteed yearly purchase quantity to be
                              established six months before the beginning of each calendar year. First minimum yearly quantity to be agreed upon after TSA's customers have accepted sample shipments and all other conditions of sale.

                              Minimum shipment per vessel approx. 15.000 m3, for discharge in up to three ports of destination. Time to count from arrival at first port and completion of discharge at last port.

6.6. Measurements:            In accordance with geometrical system approved by
                              I.B.D.F. (Instituto Brasileiro de

              Desenvolvimento Florestal).

6.7. Inspection:              Inspection and final acceptance of product to be
                              carried out at departing depot _____ to loading into ocean vessel. Certificate of acceptance to be signed by independent surveyors of both parties.

6.8. Payment:                 Payment by irrevocable L/C issued by First Class
                              bank, payable at sight upon presentation of documents to be agreed in an _____ to this Agreement, L/A to be established within 5 working days after each order.

                              Long term contracts L/C to be established for the minimum contracted quantity, at the beginning of each year, on a revolving basis.

CLAUSE VII

TSA has the right to appoint their own experts or nominees to supervise extraction, quality determination and preservation measure of logs according to "MADEIRA INTEX" contractual obligations.

CLAUSE VIII

Protection and preservation:

"MADEIRA INTEX" to contract an internationally known company specialized in the protection and preservation of tropical wood to supervise and certify that the woo logs and/or the sawn lumbers have been protected and preserved in accordance with internationally accepted practices and respective certificate will be issued by this company to TSA, without any cost to TSA.

CLAUSE IX

The period of this agreement is limited to the period of concessions that "MADEIRA INTEX" has with several Brazilian forest land owners and will come into force with the first shipment effected to TSA.

CLAUSE X

This agreement is subject to the approval of the Board of Directors of TSA. It is further subject to the acceptance of TSA's customers in the Far Eastern markets of the quality of samples shipped to them.


                         Rio de Janeiro, 12th July 1984


/s/                                          /s/
THYSSEN SUDAMERICA N.V.                      MADEIRA INTEX S.A.